Exhibit 99.1

CONTACT

Amy Patti

Hyatt Hotels Corporation

+ 1 312 780 5620

amy.patti@hyatt.com

HYATT APPOINTS INTERIM CHIEF FINANCIAL OFFICER

CHICAGO (APRIL 20, 2015) – Mark Hoplamazian, President and Chief Executive Officer of Hyatt Hotels Corporation (NYSE: H), today announced the selection of Atish Shah as Senior Vice President, Interim Chief Financial Officer, pending the company’s selection of a permanent Chief Financial Officer. Mr. Shah currently serves as Senior Vice President – Strategy, Financial Planning & Analysis and Investor Relations.

Prior to joining Hyatt in 2009, Mr. Shah served as a portfolio manager of a hospitality real estate private equity fund at Lowe Enterprises. Prior to that, he worked for Hilton Hotels Corporation in a variety of finance roles, including feasibility, planning, investment analysis, and investor relations. Prior to Hilton, Mr. Shah was an associate in the hospitality consulting practice of Coopers & Lybrand, LLP.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries develop, own, operate, manage, franchise, license or provide services to hotels, resorts, branded residences and vacation ownership properties, including under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Centric™, Hyatt Regency®, Hyatt Place®, Hyatt House®, Hyatt Zilara™, Hyatt Ziva™, Hyatt Residences® and Hyatt Residence Club® brand names and have locations on six continents. As of December 31, 2014, the Company’s worldwide portfolio consisted of 587 properties in 50 countries. For more information, please visit www.hyatt.com

Forward-Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the rate and pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; changes in the competitive environment in our industry and the markets where we operate; our ability to access the capital markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

###